EXHIBIT 10.1
------------














     ------------------------------------------------------------


                    JONES LANG LASALLE INCORPORATED
          AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN

     ------------------------------------------------------------












                         --------------------


                             May 14, 2002

                    JONES LANG LASALLE INCORPORATED
          AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN



                           TABLE OF CONTENTS




1.      Purpose; Types of Awards; Construction. . . . . . . .      1

2.      Definitions . . . . . . . . . . . . . . . . . . . . .      2

3.      Administration. . . . . . . . . . . . . . . . . . . .      5

4.      Eligibility . . . . . . . . . . . . . . . . . . . . .      6

5.      Stock Subject to the Plan . . . . . . . . . . . . . .      6

6.      Specific Terms of Awards. . . . . . . . . . . . . . .      6

7.      Change in Control Provisions. . . . . . . . . . . . .     10

8.      Loan Provisions . . . . . . . . . . . . . . . . . . .     10

9.      Special Non-Employee Director Options . . . . . . . .     11

10.     General Provisions. . . . . . . . . . . . . . . . . .     12

                    JONES LANG LASALLE INCORPORATED
          AMENDED AND RESTATED STOCK AWARD AND INCENTIVE PLAN


     Jones Lang LaSalle Incorporated (the "Company") has previously established a 1997 Stock Award and Incentive Plan, as amended (the "Stock Award and Incentive Plan"), and a Stock Compensation Program, as amended (the "Stock Compensation Program"). The Stock Award and Incentive Plan and the Stock Compensation Program are referred to herein collectively as the "Former Plans." Each of the Former Plans has been authorized by the Company's Board of Directors and approved by the Company's stockholders.

     In order to facilitate the efficient administration of the Former Plans and the awards granted thereunder, the Company's Board of Directors has authorized the amendment and restatement of each of the Former Plans in order to combine the Former Plans into a single plan. The Former Plans, as so combined, are referred to herein as the "Plan."

     The Plan shall become effective as of May 14, 2002, and from and after its effective date shall supersede and replace the Former Plans in their entirety, except that the adoption of the Plan shall not be deemed to amend or modify the terms or conditions of any award granted or election made pursuant to the Former Plans prior to the effective date of the Plan. All awards granted and elections made pursuant to the Former Plans prior to the effective date of the Plan shall remain in full force and effect in accordance with their terms and shall be administered in accordance with the terms and conditions of the Plan.

     1.    PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

           The purpose of the Plan is to afford an incentive to directors (including non-employee directors), selected employees and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as directors, employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business in the interest of its stockholders. Pursuant to Section 6 of the Plan, there may be granted Stock Options (including "incentive stock options" and "nonqualified stock options"), stock appreciation rights and limited stock appreciation rights (either in connection with options granted under the Plan or independently of options), restricted stock, restricted stock units, dividend equivalents, performance shares and other stock-or-cash-based awards. Section 9 of the Plan contains provisions governing certain special grants of Options to non-employee directors of the Company. The Plan also provides the authority to make loans to purchase shares of common stock of the Company. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. Section 207) regarding the purchase of shares on margin, the requirements for "performance-based compensation" under
Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

           The terms and conditions of the Plan (exclusive of those set forth in Annex A attached hereto) shall govern (i) all grants and awards made prior to the effective date of the Plan under the Stock Award and Incentive Plan and (ii) all Awards made pursuant to the Plan from and after the effective date of the Plan. The terms and conditions of Annex A shall govern all grants and awards made prior to the effective date of the Plan under the Stock Compensation Program, except that from and after such date the Committee under the Plan shall be responsible for the administration and interpretation of all such grants and awards as provided in the Plan. New grants and awards shall not be made pursuant to Annex A after the effective date of the Plan.

     2.    DEFINITIONS.

           For purposes of the Plan, the following terms shall be defined as set forth below:

           (a) "Affiliate" means any entity if, at the time of granting of an Award or a Loan, (i) the Company, directly or indirectly, owns at least 20% of the combined voting power of all classes of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

           (b) "Award" means any Option, SAR (including a Limited SAR), Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

           (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

           (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

           (e)   "Board" means the Board of Directors of the Company.

           (f) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

               (i)    any "person," as such term is used in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f) or (B) other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

           (g) "Change in Control Price" means the higher of (i) the highest price per share paid in any transaction constituting a Change in Control or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding or following a Change in Control.

           (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           (i) "Committee" means the Board or the committee established by the Board to administer the Plan.

           (j) "Company" means Jones Lang LaSalle Incorporated, a corporation organized under the laws of the State of Maryland, or any successor corporation.

           (k) "Dividend Equivalent" means a right, granted to a Grantee under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

           (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

           (m) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean
(i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

           (n) "Grantee" means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award or Loan under the Plan.

           (o) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

           (p)   "Limited SAR" means a right granted pursuant to
Section 6(c) which shall, in general, be automatically exercised for cash upon a Change in Control.

           (q) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

           (r) "NQSO" means any Option that is designated as a nonqualified stock option.

           (s)   "Option" means a right, granted to a Grantee under
Section 6(b) and Section 9, to purchase shares of Stock. An Option may be either an ISO or an NQSO, PROVIDED THAT, ISO's may be granted only to employees of the Company or a Subsidiary.

           (t)   "Other Cash-Based Award" means cash award under
Section 6(h), including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

           (u) "Other Stock-Based Award" means a right or other interest granted to Grantee under Section 6(h) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan, and (2) a right granted to a Grantee to acquire Stock from the Company for cash and/or a promissory note containing terms and conditions prescribed by the Committee.

           (v) "Performance Share" means an Award of shares of Stock to a Grantee under Section 6(h) that is subject to restrictions based upon the attainment of specified performance criteria.

           (w) "Plan" means this Amended and Restated Stock Award and Incentive Plan, as amended from time to time.

           (x) "Restricted Stock" means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

           (y) "Restricted Stock Unit" means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

           (z) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act, including any successor to such Rule.

           (aa) "Stock" means of the common stock, par value $0.01 per share, of the Company.

           (bb) "SAR" or "Stock Appreciation Right" means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

           (cc) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3.    ADMINISTRATION.

           The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards and make Loans; to determine the persons to whom and the time or times at which Awards shall be granted and Loans shall be made; to determine the type and number of Awards to be granted and the amount of any Loan, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award or Loan; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards and Loans in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

           The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

           No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted or Loan made hereunder.

     4.    ELIGIBILITY.

           Subject to the conditions set forth below, Awards and Loans may be granted to directors (including non-employee directors), selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards and Loans shall be granted and the type of any Award or the amount of any Loan (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

     5.    STOCK SUBJECT TO THE PLAN.

           The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 9,110,000 shares of Stock, subject to adjustment as provided herein. No more than 75,000 of the total shares available for grant may be awarded to a single individual in a single year.

Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; PROVIDED THAT, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock or Restricted Stock Units with respect to which dividends or Dividend Equivalents have been paid or accrued, the number of shares with respect to such Awards shall not be available for Awards hereunder unless, in the case of shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards or Awards, such related Awards or Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

           In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; PROVIDED THAT, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

     6.    SPECIFIC TERMS OF AWARDS.

           (a) GENERAL. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

           (b) OPTIONS. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

               (i) TYPE OF AWARD. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

               (ii) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED THAT, in the case of an ISO, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. A Grantee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220 or any successor thereof.

               (iii) TERM AND EXERCISABILITY OF OPTIONS. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; PROVIDED THAT, the Committee shall have the authority to accelerated the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

               (iv) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which
Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; PROVIDED THAT, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

               (v) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

           (c) SARs AND LIMITED SARs. The Committee is authorized to grant SARs and Limited SARs to Grantees on the following terms and conditions:

               (i) IN GENERAL. Unless the Committee determines otherwise, an SAR or a Limited SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR or Limited SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

               (ii) SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

               (iii) LIMITED SARs. A Limited SAR shall confer on the Grantee a right to receive with respect to each share subject thereto, automatically upon the occurrence of a Change in Control, an amount equal in value to the excess of (1) the Change in Control Price (in the case of a LSAR granted in tandem with an ISO, the Fair Market Value), of one share of Stock on the date of such Change in Control over (2) the grant price of the Limited SAR (which in the case of a Limited SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other Limited SAR shall be such price as the Committee determines); PROVIDED THAT, in the case of a Limited SAR granted to a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Individual"), such Section 16 Individual shall only be entitled to receive such amount if such Limited SAR has been outstanding for at least six (6) months as of the date of the Change in Control.

           (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

               (i) ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or decreases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

               (ii) FORFEITURE. Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; PROVIDED THAT, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

               (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

               (iv) DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

           (e) RESTRICTED STOCK UNITS. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

               (i) AWARD AND RESTRICTIONS. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share.

               (ii) FORFEITURE. Upon termination of employment or termination of the independent contractor relationship during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; PROVIDED THAT, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

           (f) STOCK AWARDS IN LIEU OF CASH AWARDS. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

           (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Grantees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions on the underlying Awards to which they relate.

           (h)   PERFORMANCE SHARES AND OTHER STOCK- OR CASH-BASED AWARDS.

The Committee is authorized to grant to Grantees Performance Shares and/or Other Stock-Based Awards or Other Cash-Based Awards as an element of or supplement to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.

           The Committee shall determine the terms and conditions of such Awards at the date of grant or, to the extent permitted by Section 162(m) of the Code, thereafter; PROVIDED THAT performance objectives for each year shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code. Such performance objectives may be expressed in terms of one or more financial or other objective goals. Financial goals may be expressed, for example, in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include the attainment of various productivity and long-term growth objectives, including, without limitation reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms or as compared to another corporation or corporations. To the extent applicable, any such performance objective shall be determined (i) in accordance with the Company's audited financial statements and generally accepted accounting principles and reported upon by the Company's independent accountants or
(ii) so that a third party having knowledge of the relevant facts could determine whether such performance objective is met. Performance objectives shall include a threshold level of performance below which no award payment shall be made, levels of performance above which specified percentages of target Awards shall be paid, and a maximum level of performance above which no additional Award shall be paid. Performance objectives established by the Committee may be (but need not be) different from year-to-year and different performance objectives may be applicable to different Grantees.

     7.    CHANGE IN CONTROL PROVISIONS.

           The following provisions shall apply in the event of a Change of Control unless otherwise determined by the Committee or the Board in writing at or after the grant of an Award, but prior to the occurrence of such Change in Control:

           (a) any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

           (b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

           (c) the value of all outstanding Awards shall, to the extent determined by the Committee at or after grant, be cased out on the basis of the Change of Control Price as of the date the Change of Control occurs or such other date as the Committee may determine prior the Change of Control.

     8.    LOAN PROVISIONS.

           Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations (including the requirements of Regulation G (12 C.F.R. Section 207)), the Committee shall have the authority to make Loans to Grantees (on such terms and conditions as the Committee shall determine), to enable such Grantees to purchase shares in connection with the realization of Awards under the Plan. Loans shall be evidenced b a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

     9.    SPECIAL NON-EMPLOYEE DIRECTOR OPTIONS.

           (a) AUTOMATIC OPTIONS. In addition to any other Award granted hereunder, non-employee directors of the Company will be granted the Options described in clauses (i) and (ii) of this Section 9(a) (the "Automatic Options"):

               (i) Each non-employee director (a "New Director") who, after the effective date of the Plan, is elected to the Board for the first time, will at the time such non-employee director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

               (ii) On the first business day following each annual meeting of the stockholders', each non-employee director (other than a New Director) who is continuing service as a member of the Board, will be granted automatically, without action by the Committee, an Option to purchase 5,000 shares of Stock.

           (b) ELECTED OPTIONS. Each non-employee director may, at any time prior to the commencement of any calendar year during which he or she will serve as a member of the Board, irrevocably elect to receive, in lieu of the annual directors' retainer payable to such non-employee director with respect to such calendar year, an Option (an "Elected Option") to purchase shares of Stock. With respect to the annual retainer payable to a New Director for the first calendar year (beginning with the 2002 calendar year) of his or her Board service, such an election must be made within five (5) days of his or her election or appointment to the Board and prior to the performance of any significant service with respect to such first year. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 2002 shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual retainer divided by
(ii) the value per share of the Elected Option, which value shall be equal to thirty three percent (33%) of the exercise price. The number of shares of Stock covered by an Elected Option received in lieu of an annual retainer for 2003 and each year thereafter shall be the number (rounded to the nearest whole number of shares) equal to (i) the annual retainer divided by (ii) the value, as determined by application of the Black-Scholes Option Pricing Model (the "Black-Scholes Model"), of a ten year option with respect to one (1) share of Stock and with an exercise price equal to the exercise price at which the Elected Option will be granted. The Black-Scholes Model calculation shall be based upon the volatility of the Stock over the period (i) beginning on the later of (x) the date which is ten (10) years before the date of grant of the Elected Option and (y) July 17, 1997 and (ii) ending on the date of grant of the Elected Option. The risk free rate of return for purposes of the Black-Scholes Model calculation shall be the yield (based on the "ask price") with respect to "U.S. Treasury Strips" with a maturity which is closest to the date which is ten (10) years from the date of grant of the Elected Option, as reported in the Wall Street Journal (or, to the extent that such yield is not quoted in the Wall Street Journal, such other rate as determined by the Committee) on the date of grant of the Elected Option (or, if not published on the date of grant, the last date preceding the date of grant on which the Wall Street Journal is published). An Elected Option shall be granted on January 1 of the year following the year in which the annual retainer to which it relates is earned.

           (c) TERMS AND CONDITIONS OF OPTIONS. Automatic Options and Elected Options shall be subject to the following specific terms and conditions (and shall otherwise be subject to all other provisions of the Plan not in conflict with this Section 9):

               (i) Each Automatic Option and each Elected Option shall be a NQSO.

               (ii) The exercise price of Automatic Options shall be equal to the Fair Market Value of the shares of Stock subject to such Automatic Options on the date of grant. The exercise price of Elected Options shall be equal to (i) the average closing price of the Stock on the national securities exchange on which the Stock is principally traded on the last trading day in March, June, September and December of the year in which the annual retainer is earned, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last trading day on which a trade occurs in March, June, September and December of the year in which the annual retainer is earned, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

               (iii) Automatic Options shall be exercisable as to twenty percent (20%) of the Stock subject thereto on the first anniversary of the date of grant, and shall become exercisable as to an additional twenty percent (20%) of such shares on each of the second, third, fourth and fifth anniversaries of such date of grant. Automatic Options shall be exercisable for a period of ten (10) years from the date of grant of such Option; PROVIDED THAT, the exercise period shall be subject to earlier termination in accordance with the provisions of Section 6(b)(iv) hereof. Elected Options shall be exercisable for a period ending ten (10) years from the December 31st of the year in which the retainer was earned.

     10.   GENERAL PROVISIONS.

           (a) APPROVAL BY BOARD. The Plan shall take effect upon its adoption by the Board.

           (b) NONTRANSFERABILITY. Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

           (c) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Award or Loan granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

           (d) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

           (e) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award or Loan theretofore granted under the Plan.

           (f) NO RIGHTS TO AWARDS OR LOANS; NO STOCKHOLDER RIGHTS. No Grantee shall have any claim to be granted any Award or Loan under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

           (g) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.
With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

           (h) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

           (i)   REGULATIONS AND OTHER APPROVALS.

               (i) The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

               (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

               (iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

           (j) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

                                                      ANNEX A










                    JONES LANG LASALLE INCORPORATED

            AMENDED AND RESTATED STOCK COMPENSATION PROGRAM

                           TABLE OF CONTENTS


                                                                PAGE
                                                                ----

1.      PURPOSE . . . . . . . . . . . . . . . . . . . . . . .      1

        1.1   Purpose . . . . . . . . . . . . . . . . . . . .      1

        1.2   Employers . . . . . . . . . . . . . . . . . . .      1

        1.3   Effective Date. . . . . . . . . . . . . . . . .      1

        1.4   Administrator . . . . . . . . . . . . . . . . .      1

        1.5   Notices . . . . . . . . . . . . . . . . . . . .      1


2.      PARTICIPATION . . . . . . . . . . . . . . . . . . . .      1

        2.1   Participation . . . . . . . . . . . . . . . . .      1

        2.2   Continuity of Participation . . . . . . . . . .      1


3.      STOCK COMPENSATION ALLOCATIONS. . . . . . . . . . . .      2

        3.1   Amount of SCA Credits . . . . . . . . . . . . .      2

        3.2   SCA Account and Vesting . . . . . . . . . . . .      2

        3.3   Distribution Election . . . . . . . . . . . . .      3


4.      BONUS DEFERRAL ELECTIONS. . . . . . . . . . . . . . .      3

        4.1   Bonus Deferral Elections. . . . . . . . . . . .      3

        4.2   Period for Which Deferral Election Effective. .      3

        4.3   Distribution Elections. . . . . . . . . . . . .      4

        4.4   SCA Participant's Accounts. . . . . . . . . . .      4

        4.5   Adjustment of SCA Participant's Accounts. . . .      4

        4.6   Company Stock and Investment Funds. . . . . . .      5

        4.7   Individual Investment Option. . . . . . . . . .      5

        4.8   No Responsibility for Company Stock or
              Investment Decisions. . . . . . . . . . . . . .      6

        4.9   Statement of Account. . . . . . . . . . . . . .      6


5.      SALARY DEFERRAL ELECTIONS . . . . . . . . . . . . . .      6


6.      DISTRIBUTION OF ACCOUNTS. . . . . . . . . . . . . . .      6

        6.1   Distributions . . . . . . . . . . . . . . . . .      6

        6.2   Pre- and Post-Retirement Age Distributions. . .      6

        6.3   Designation of Beneficiary. . . . . . . . . . .      7

                           TABLE OF CONTENTS
                              (continued)


                                                                PAGE
                                                                ----

7.      STOCK OWNERSHIP PROGRAM AWARDS. . . . . . . . . . . .      7

        7.1   Allocation of Bonus Award . . . . . . . . . . .      7

        7.2   Vesting and Issuance of Deferred Shares . . . .      7

        7.3   Company Match . . . . . . . . . . . . . . . . .      7

        7.4   Dividends on Deferred Shares. . . . . . . . . .      7

        7.5   Transferability . . . . . . . . . . . . . . . .      8

        7.6   Termination of Employment . . . . . . . . . . .      8

        7.7   Pensionable Remuneration. . . . . . . . . . . .      8


8.      ADMINISTRATION AND INTERPRETATION . . . . . . . . . .      8


9.      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . .      8

        9.1   No Right to Company Assets;
              Limitations Related to Company Stock. . . . . .      8

        9.2   No Employment Rights. . . . . . . . . . . . . .      8

        9.3   Facility of Payment . . . . . . . . . . . . . .      9

        9.4   Nonassignability. . . . . . . . . . . . . . . .      9

        9.5   Effect on Other Benefits. . . . . . . . . . . .      9

        9.6   Independence of Program . . . . . . . . . . . .      9

        9.7   Responsibility for Legal Effect . . . . . . . .      9

        9.8   Action by the Company . . . . . . . . . . . . .      9

        9.9   Successors, Acquisitions, Mergers,
              Consolidations. . . . . . . . . . . . . . . . .      9

        9.10  Gender and Number . . . . . . . . . . . . . . .      9

        9.11  Governing Laws. . . . . . . . . . . . . . . . .      9

        9.12  Claims Procedure. . . . . . . . . . . . . . . .     10

        9.13  Withholding; Employment Taxes . . . . . . . . .     10


10.     AMENDMENT AND TERMINATION . . . . . . . . . . . . . .     10

1.   PURPOSE

     1.1 PURPOSE. JONES LANG LASALLE INCORPORATED STOCK COMPENSATION PROGRAM (the "program") has been established by JONES LANG LASALLE INCORPORATED (the "company") to credit participants with amounts which may be applied toward deemed shares of company stock, and to enable designated employees to elect to defer a portion of their bonuses and other cash compensation, subject to the terms of the program and to provide bonuses consisting of deferred stock to designated employees.

     1.2 EMPLOYERS. The program as set forth below shall apply to eligible employees of the company and each subsidiary of the company unless otherwise determined by the administrator. The company and each subsidiary of the company will be referred to as an "employer" and may be referred to collectively as the "employers."

     1.3 EFFECTIVE DATE. The "effective date" of the program as set forth below is the closing date of the initial public offering of the company, expected to occur on or about July 21, 1997. The program was amended and restated effective January 1, 2000.

     1.4 ADMINISTRATOR. The program will be administered by the Compensation Committee of the Board of Directors of the company, which may delegate such authority to the president of the company to the extent such delegation is appropriate.

     1.5 NOTICES. Any notice or document relating to the program which is to be filed with the company may be delivered, or mailed by registered or certified mail, postage prepaid, to the Corporate Secretary, Jones Lang LaSalle Incorporated, 200 E. Randolph Drive, Chicago, Illinois 60601.

2.   PARTICIPATION

     2.1 PARTICIPATION. For the period beginning on the effective date and for each subsequent calendar year, the administrator will designate before the effective date and before the beginning of the calendar year those employees, if any, who are to participate (the "SCA Participant(s)") in the program. In addition, the administrator may designate during a calendar year additional employees who are to participate in the program. In general, employees covered by the program will be limited to a select group of management and highly-compensated employees with expected annual compensation of at least $100,000. A SCA Participant will receive SCA credits and may make deferral elections as described in Sections 2 through 6 below.

     2.2 CONTINUITY OF PARTICIPATION. A SCA Participant who separates from service with the company and all its subsidiaries and affiliates will cease participation and will become entitled to distributions as described in Section 6. However, the separation from service of an employee with one employer which has adopted the program (as described in subsection 1.2) will not interrupt the continuity of his participation if, concurrently with or immediately after such separation, he is employed by one or more of the other employers which has adopted the program. A SCA Participant who separates from service with all employers but remains in the employ of a subsidiary or affiliate of the company which has not adopted the program will become entitled to distributions in accordance with Section 6. A SCA Participant will separate from service upon the first to occur of the following:

retirement as defined by the administrator;

retirement on account of disability at any age, as determined by a qualified physician selected by the administrator (a SCA Participant will be considered disabled for purposes of the program if, on account of a disability, he is no longer capable of performing the duties assigned to him by his employer); or the SCA Participant's death; or

resignation or dismissal from the employ of all the employers before retirement and for a reason other than disability.

3.   STOCK COMPENSATION ALLOCATIONS

     3.1 AMOUNT OF SCA CREDITS. Each year, beginning with the year of the effective date, each SCA Participant will be credited under the program with a stock compensation allocation ("SCA"). The amount of SCA credited to each SCA Participant will be determined in accordance with the following table:

                STOCK COMPENSATION ALLOCATION SCHEDULE


  Actual Compensation             Stock Compensation Allocation
--------------------------   ---------------------------------------

Equal to or    but less                                    of excess
greater than     than          Minimum         + x%           over
------------   --------        -------       --------      ---------

$   0          $100,000        $   0               0%      $   0
 100,000        150,000          2,000            10%        100,000
 150,000        200,000          7,000            12%        150,000
 200,000        250,000         13,000            15%        200,000
 250,000        300,000         20,500            17%        250,000
 300,000        400,000         29,000            19%        300,000
 400,000        500,000         48,000            19%        400,000
 500,000                        67,000          13.4%        500,000

At any time, the administrator may adjust the amounts and percentages set forth above. As of each December 31 after the effective date, the amount of each SCA Participant's SCA credit will be determined and the amount will be credited to the SCA Participant's SCA account under the program. The amount so credited will, according to the SCA Participant's written election, be applied among options made available by the administrator or, at the election of the SCA Participant, will be converted to a deemed investment consisting of shares of company stock (as defined in subsection 4.6). Shares of company stock will be credited to a SCA Participant's SCA account on the terms set forth in subsection 4.6, including a deemed purchase discount of 15%. Each SCA Participant's election in accordance with the preceding must be made in writing and filed with the company at the time prescribed by the administrator. A SCA Participant's "compensation" for purposes of this subsection shall include such items of remuneration as are determined by the administrator and, for the calendar year which includes the effective date, a SCA Participant's compensation will include amounts received from the company and from its predecessor.

     3.2 SCA ACCOUNT AND VESTING. A "SCA account" will be maintained in the name of each SCA Participant under the program, and each SCA account will be credited as provided in subsection 3.1. SCA accounts will be reduced by amounts applied toward options made available by the administrator, and SCA accounts will be adjusted from time to time as provided in subsection 4.5. If for any year a SCA Participant's SCA account is credited with shares of company stock in accordance with subsection 3.1, shares of company stock will be credited by taking into account a deemed purchase discount of 15 percent, as specified in subsection 4.6. For each year that a SCA account is credited with shares of company stock, a "discount subaccount" will also be established which reflects the number of shares represented by the 15 percent deemed purchase discount. The number of shares of company stock credited to the discount subaccount maintained for each year is subject to the vesting schedule in the next sentence. If the SCA Participant separates from service with the company within three years from the date as of which company stock is credited to the SCA Participant's discount subaccount, the amount then credited (as adjusted under subsection 4.5) to the discount subaccount will be forfeited, unless the SCA Participant's separation is due to one of the following:

death;

total and permanent disability;

retirement (as defined by the administrator), provided the SCA Participant announces his retirement on or before the date company stock is credited.

     3.3 DISTRIBUTION ELECTION. In accordance with subsection 3.1, company stock will be credited as a deemed investment to the SCA accounts of certain SCA Participants. Each such SCA Participant may, but need not, make an election of the date on which the amount so credited (together with any investment gains or losses thereon) will be distributed, subject to the vesting requirements of subsection 3.2. Such date shall be referred to as the "distribution date" and shall occur no later than March 15 (based on the prior December 31 valuation) following one of the following dates:
December 31 of the second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth calendar year after the calendar year for which a SCA account credit was made. The distribution date, once elected by the SCA Participant, shall be irrevocable, subject only to subsection 6.2. If for any calendar year a SCA Participant does not make a distribution election in accordance with this subsection, the amount of company stock credited to his SCA account for that year (to the extent vested under subsection 3.2) will be distributed as soon as practicable after such amount becomes vested in accordance with subsection 3.2.

4.   BONUS DEFERRAL ELECTIONS

     4.1 BONUS DEFERRAL ELECTIONS. In order to defer a portion of his bonus for any calendar year, a SCA Participant with annual compensation not greater than $225,000 may irrevocably elect to defer from his bonus an amount not to exceed 10 percent of his total compensation for that year. The amount which can be deferred by a SCA Participant under the preceding sentence shall be reduced by the amount of the SCA Participant's SCA credit for that year. A SCA Participant must make his bonus deferral election in advance by signing a deferral agreement and filing it with the administrator no later than the date specified by the administrator. A SCA Participant's bonus deferral election filed with the administrator is irrevocable on and after the administrator's deadline for the election. The amount of each SCA Participant's bonus deferral election will be credited to a deferral account established in his name, as provided in subsection 4.4, but amounts credited to deferral accounts (which are applied toward company stock) will not be eligible for the deemed purchase discount described in subsection 4.6. The administrator is authorized to modify this subsection to:

allow other SCA Participants to make bonus deferral elections;

change the rate of bonus deferral permitted; or

delete the reduction for SCA credit.

     4.2 PERIOD FOR WHICH DEFERRAL ELECTION EFFECTIVE. A SCA Participant's deferral election under subsection 4.1 and under Section 5 shall remain in effect only for the calendar year specified in the deferral agreement. No deferral election shall be effective for more than one calendar year. A SCA Participant must file a separate deferral election at the time prescribed by the administrator in order to make deferrals for that year.

     4.3 DISTRIBUTION ELECTIONS. Each deferral election made by a SCA Participant under subsection 4.1 and Section 5 may, but need not, include an election of the date on which the amount of such deferral (together with any investment gains or losses thereon) will be distributed. As provided in subsection 3.3, SCA Participant may also elect a distribution date for the amount of company stock credited each year to the SCA Participant's SCA account. Such date shall be referred to as the "distribution date" and shall occur no later than March 15 (based on the prior December 31 valuation) following one of the following dates: the second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth calendar year after the calendar year to which the deferral election relates. The distribution date, once elected by the SCA Participant, shall be irrevocable, subject only to subsection 6.2. If a SCA Participant does not make a distribution election in accordance with this subsection, the amount of such deferral (together with any investment gains and losses thereon) will be distributed in accordance with Section 6.

     4.4 SCA PARTICIPANT'S ACCOUNTS. The administrator shall maintain in the name of each SCA Participant bookkeeping accounts to be known as the SCA Participant's "SCA account" and his "deferral account." A SCA Participant's accounts shall include a subaccount for each calendar year that amounts are credited on behalf of the SCA Participant. Each such subaccount shall reflect (i) the amount credited during that year and (ii) investment gains or losses on the investments deemed credited to those accounts. SCA credits and deferred amounts shall be credited to subaccounts as of the date bonuses or cash compensation would otherwise have been paid to the SCA Participant. Subaccounts will be adjusted from time to time to reflect investment gains and losses, as provided in subsection 4.5.

     4.5 ADJUSTMENT OF SCA PARTICIPANT'S ACCOUNTS. As of each December 31 (that date is referred to below as an "accounting date"), the administrator shall:

first, charge to the proper accounts all payments or distributions made since the last preceding accounting date that have not been charged previously;

next, credit SCA Participants' accounts with SCA credits and other amounts deferred which were applied to company stock;

next, as to any deferrals other than those in (b) above, credit SCA Participants' accounts with a portion of the amounts deferred on behalf of the SCA Participant since the last preceding accounting date, to equitably reflect that deferrals were made from time to time during the accounting period;

next, credit SCA Participants' accounts with their pro rata share of any increase or charge such accounts with their pro rata share of any decrease in the adjusted net worth (as defined below) of each deemed investment relating to such accounts;

next, allocate and credit deferred amounts, not already credited under subparagraph (c) above, that are to be credited as of that date.

The "adjusted net worth" of a deemed investment or other investment fund as at any date means the then net worth of such investment fund as determined by the administrator. The administrator may specify additional "accounting dates" from time to time on a uniform basis.

     4.6 COMPANY STOCK AND INVESTMENT FUNDS. SCA credits and other deferred amounts under the program will, as elected by the SCA Participant, be credited as a deemed investment consisting of shares of common stock of Jones Lang LaSalle Incorporated (the "company stock"). With respect to any such deemed investment credited to a SCA Participant's SCA account (but not as to any such deemed investment credited to a SCA Participant's deferral account because of a bonus deferral election under subsection 4.1), company stock will be credited to a SCA Participant's account taking into account a deemed purchase discount of 15 percent. The price of company stock credited to a SCA Participant's account in accordance with the preceding sentence will be determined by the administrator, taking into account the average of the closing prices of the company stock on the New York Stock Exchange for a period of 20 consecutive trading days, with the last of those trading days to occur not later than March 31 following the December 31 as of which SCA account credits are made. The administrator may also allow SCA Participants to elect one or more investment funds for the investment of all or a portion of the amounts deferred by the SCA Participant under
Section 4 or 5 of the program (but such investment fund elections will not apply to SCA accounts). Each such election shall be made at such time, in such manner and with respect to such investment funds as the administrator shall determine, and shall be effective only in accordance with such rules as the administrator shall establish. Prior to an accounting date, a SCA Participant may elect in writing that all or part of his interest in an investment fund be liquidated and the proceeds thereof transferred to one or more of the other investment funds, in accordance with rules established from time to time by the administrator. The deemed investments in company stock, the investment funds described in this subsection and the individual investment option in subsection 4.7 are for recordkeeping purposes only and do not allow SCA Participants to direct any company or trust assets, and this subsection does not create in any SCA Participant any rights greater than those described in subsection 8.1. If there is a deemed purchase or sale of the common stock of the company, then it (i) shall be subject to the company's policies which restrict trading in company securities, and
(ii) the election shall not be given effect until such policies would allow the individual to purchase and sell company securities. Amounts deemed invested in the common stock of the company shall be credited with an amount equal to the dividends earned on such deemed investment.

     4.7 INDIVIDUAL INVESTMENT OPTION. In addition to the investment funds described in subsection 4.6, if the administrator decides to make this option available, amounts credited to a SCA Participant's deferral account may be deemed credited to an individual investment option (as hereinafter defined) chosen by such SCA Participant. The investment experience of each individual investment option will be calculated by reference to the closing price (as hereinafter defined) or net asset value of amounts deemed credited to such individual investment option. In addition, the amount credited to each individual investment option will be reduced by an amount equal to the brokerage or other transaction costs that would have been incurred in connection with the deemed purchase or sale of an investment. The individual investment option will consist of a deemed investment in any mutual fund, money market fund, common stock, preferred stock or other security so long as such security is listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System. All money market funds which are elected as investment options must be money market funds which invest solely in tax-exempt securities. A SCA Participant may change his investment option by election made in accordance with subsection 4.6. The term "closing price" with respect to a security shall mean (i) the closing sale price of such security if such security is traded on a national securities exchange, or (ii) if such security is not traded on a national securities exchange, the average of the highest bid and the lowest asked prices for such security.

     4.8 NO RESPONSIBILITY FOR COMPANY STOCK OR INVESTMENT DECISIONS. Responsibility for the consequences of the company stock investment, as well as for all decisions on investment funds and options, belongs solely to the SCA Participant, and the company (including its employees, officers and agents) provides no advice with respect to, and assumes no responsibility for, any consequences of the company stock investment or of a SCA Participant's investment elections.

     4.9 STATEMENT OF ACCOUNT. As soon as practicable after the end of each calendar year, the administrator shall furnish each SCA Participant with a statement of the balance credited to the SCA Participant's accounts as at the end of that year.

5.   SALARY DEFERRAL ELECTIONS

     This Section 5 does not take effect until the administrator selects an effective date. At the time authorized by the administrator, an employee designated as a SCA Participant for a calendar year may irrevocably elect to defer a portion of his salary for that year. All salary deferral elections are subject to minimum amounts established by the administrator. A SCA Participant's "salary" means the SCA Participant's total base pay as paid by an employer hereunder, and for purposes of a deferral election a SCA Participant's rate of base pay on January 1 of any year shall be considered to remain at the same rate during that calendar year. A SCA Participant must make his salary deferral election in advance by signing a salary deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A SCA Participant's salary deferral election filed with the administrator is irrevocable on and after the deadline for the election. Salary deferrals will be credited to SCA Participant's deferral accounts as described in subsection 4.4 and will be subject to the same distribution elections available under subsection 4.3.

6.   DISTRIBUTION OF ACCOUNTS

     6.1 DISTRIBUTIONS. Subject to subsection 6.2, amounts credited and deferred under Section 3 through Section 5 for each calendar year (and investment gains and losses thereon) shall be distributed in a lump sum to the SCA Participant on the applicable distribution date elected by the SCA Participant, if any; provided, however, that if on any distribution date, any investment gains or losses cannot then be determined, such distribution will be delayed until the accounting steps described in subsection 4.5 have been completed. Distributions may be made in cash, company stock or other property, as determined by the administrator.

     6.2 PRE- AND POST-RETIREMENT AGE DISTRIBUTIONS. If a SCA Participant separates from service with the employers prior to attainment of retirement age (as defined by the administrator), the entire balance in the SCA Participant's deferral account shall be distributed to him in a lump sum in cash on or about March 15 (the "early distribution dates") following the calendar year in which the SCA Participant separates from service, unless the administrator in its sole discretion determines that distributions shall occur on the distribution dates elected by the SCA Participant, if any. If a SCA Participant separates from service with the employers on or after attainment of retirement age (as defined by the administrator), the balances in the SCA Participant's deferral account shall be distributed to the SCA Participant on the applicable distribution dates elected by the SCA Participant if any, unless the administrator in its sole discretion determines that distribution shall be made in a single sum payment. Distribution shall be made to the SCA Participant or, in the event of his death, to his beneficiary.

     6.3 DESIGNATION OF BENEFICIARY. A SCA Participant may designate a beneficiary under this program by filing a written notice with the administrator in such form as it requires. A SCA Participant may from time to time change his designated beneficiary without the consent of such beneficiary by filing a new designation in writing with the administrator. If no designation under this program is in effect at the death of the SCA Participant, the beneficiary shall be the spouse of the SCA Participant at the time of his death or, if no spouse is living at the death of the SCA Participant, the representative of the SCA Participant's estate. A SCA Participant's beneficiary designation form may specify whether payment is to be made to the beneficiary in a single sum payment or in installments over a period not to exceed ten years.

7.   STOCK OWNERSHIP PROGRAM AWARDS

     7.1 ALLOCATION OF BONUS AWARD. A specified portion of the discretionary bonus award will be granted to a participant pursuant to this section ("SOP PARTICIPANT") of the program for the year 1999 or thereafter, in the form of deferred shares of company stock (the "deferred shares"), as approved by the administrator. The specified percentage shall be 25% of any bonus, unless otherwise determined by the administrator. Each deferred share will be subject to a vesting schedule in accordance with Section 7.2.

The administrator shall have the authority to modify the terms of any restricted bonus award as reasonably necessary to comply with the relevant laws of any foreign jurisdiction in which a SOP Participant is employed.

     7.2   VESTING AND ISSUANCE OF DEFERRED SHARES.

     Unless otherwise determined by the administrator, 50% of the deferred shares will vest and be issued to the SOP Participant on the first day of the 19th month following the last day of the year (or other period) with respect to which the relevant bonus is attributable and the remaining 50% will vest on the first day of the 31st month following the end of such year (or other period).

     In lieu of issuing deferred shares to a SOP Participant, the company, at the direction of the administrator, may pay to such SOP Participant an amount in cash equal to the fair market value of the deferred shares based upon the closing price of company stock on the New York Stock Exchange on the trading day immediately preceding the day on which the shares vest.

     7.3 COMPANY MATCH. That portion of the bonus award that is in the form of deferred shares pursuant to the program will be matched by the company by 20% for bonus awards granted with respect to the year 1999 and in an amount to be determined by the administrator, in its sole discretion, for bonus awards granted with respect to the years (or other periods) thereafter.

     7.4   DIVIDENDS ON DEFERRED SHARES.

Dividends paid on deferred shares shall be paid in the form of additional deferred shares (having the same vesting terms as the deferred shares with respect to which the dividend is paid) having a fair market value equal to the amount of such dividends as determined on the dividend payment date by the administrator based upon the closing price of company stock on the New York Stock Exchange on the trading day immediately preceding the dividend payment date (with any fractional shares rounded down to the nearest whole share).

Deferred shares distributed in connection with a stock split or stock dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the deferred shares with respect to which such additional shares have been distributed. In the event of such a stock split or stock dividend, a proportionate adjustment shall be made in the aggregate number of deferred shares available and reserved for issuance under the program, as may be determined by the administrator, in its sole discretion.

     7.5 TRANSFERABILITY. Deferred shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until such deferred shares vest pursuant to
Section 7.2.

     7.6 TERMINATION OF EMPLOYMENT. In the event that the SOP Participant ceases to be employed by the company by reason of (a) death,
(b) disability (as defined in Section 2.2(b)), or (c) termination of participant's employment by the Company under special circumstances (as determined by the administrator), the deferred shares will continue to vest in accordance with Section 7.2; provided, however, such vesting schedule may be accelerated at the discretion of the administrator. In the event that (x) the SOP Participant's employment is terminated by the company for "cause" or (y) the SOP Participant voluntarily resigns, then the deferred shares (and any related accrued but unpaid dividends) that at that time have not vested, shall be forfeited to the company without payment of any consideration therefor, and neither the SOP Participant nor any of his successors, heirs or assigns, shall thereafter have any further rights or interests in such deferred shares or certificates. Notwithstanding the foregoing, if the Participant voluntarily resigns due to normal or approved early retirement (as defined by the administrator) any unvested deferred shares held by such participant shall become immediately vested.

     The term "Cause" shall mean failure to perform the SOP Participant's job responsibilities in good faith, falsification of company records, theft, failure to cooperate with an investigation, use or distribution on the premises of the company or any of the company's subsidiaries of illegal drugs, or conviction of any crime against the company, any of the company's subsidiaries or any of their employees.

     7.7 PENSIONABLE REMUNERATION. Benefits received under this Section 7 will not form part of a participant's pensionable remuneration.

8.   ADMINISTRATION AND INTERPRETATION

     The administrator shall administer and interpret the program, and any interpretation by the administrator shall be final and binding upon participants and beneficiaries. The administrator may adopt such rules and regulations relating to the program as it deems necessary or advisable. The administrator may delegate administrative responsibilities to advisors or other persons who may or may not be employees of the company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the program. If the administrator is a participant, he may not decide or determine any matter or question concerning his benefits under the program that he would not have the right to decide or determine if he were not the administrator.

9.   MISCELLANEOUS

     9.1 NO RIGHT TO COMPANY ASSETS; LIMITATIONS RELATED TO COMPANY STOCK. No participant under this program or other person shall acquire by reason of the program any right in or title to any assets, funds or property of the employers whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the employers, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the employers. A participant shall have only a contractual right to the amounts, if any, payable hereunder to that participant. The employers' obligations under this program are not secured or funded in any manner.

     9.2 NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of continuing service or in any manner obligate the company or any of its subsidiaries to continue the employment of any participant, or obligate any participant to continue in the employment of the company or any of its subsidiaries, and nothing herein shall be construed as fixing or regulating the compensation payable to a participant.

     9.3 FACILITY OF PAYMENT. When a person entitled to benefits under the program is under legal disability, or, in the administrator's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the administrator may direct payment of benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the administrator may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

     9.4 NONASSIGNABILITY. No participant or other person shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer or convey in advance of actual receipt the amounts, if any, payable hereunder. No amounts payable hereunder shall, prior to actual payment, be subject to claims of creditors, seizure or sequestration for the payment of any debts, judgments, alimony, domestic relations order or separate maintenance owed by the participant or any other person, or be transferable by operation of law in the event of the participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, if an estate or trust is a beneficiary entitled to distributions from the program upon the death of the participant, the representatives of the estate or the trustees of the trust may assign the right to receive such payments to the persons, estates or trusts beneficially entitled thereto, and the administrator may rely conclusively and without any liability on the certification of the representative or trustee.

     9.5 EFFECT ON OTHER BENEFITS. Except as provided below in this subsection, the participant's compensation for purposes of calculating his awards and benefits under any employee benefit plan or program maintained by the company shall not be reduced on account of deferrals under this program. However, amounts deferred for more than one year under this program shall not be included when calculating a participant's benefits or contributions under any 401(k) plan, 423(b) plan or other plan sponsored by the company which is qualified under Section 401(a) of the Internal Revenue Code. Except for amounts deferred one year or less, distributions made from this program shall be excluded from a participant's compensation in years distributed for purposes of calculating contributions, awards and benefits under any employee benefit plan or program maintained by the company.

     9.6 INDEPENDENCE OF PROGRAM. Except as otherwise expressly provided herein, the program shall be independent of, and in addition to, any employment agreement or other plan or rights that may exist from time to time between an employer and a participant in the program.

     9.7 RESPONSIBILITY FOR LEGAL EFFECT. No representations or warranties, express or implied, are made by the employers or the administrator and neither the employers nor the administrator assumes any responsibility concerning the legal, tax, or other implications or effects of the program.

     9.8 ACTION BY THE COMPANY. Any action required or permitted to be taken under the program by the company shall be by one or more officers designated by the Board of Directors of the company.

     9.9 SUCCESSORS, ACQUISITIONS, MERGERS, CONSOLIDATIONS. The terms and conditions of the program shall inure to the benefit of and bind the employers, the participants, their successors, assigns, and personal representatives.

     9.10 GENDER AND NUMBER. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

     9.11 GOVERNING LAWS. This program shall be construed and administered according to the laws of the State of Illinois.

     9.12 CLAIMS PROCEDURE. The company will provide notice in writing to any participant or beneficiary whose claim for benefits under the plan is denied, and the company shall afford such participant or beneficiary a full and fair review of its decision if so requested. The company has discretionary authority and responsibility to construe and interpret the provisions of the plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and each such determination by the company shall be binding on all parties. Any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the company made by the company in good faith shall be binding on all persons. Any misstatement or other mistake of fact shall be corrected when it becomes known and the company shall make such adjustment on account thereof as it considers equitable and practicable.

     9.13 WITHHOLDING; EMPLOYMENT TAXES. To the extent required by law in effect at the time distribution is made from the program, the employers may withhold any taxes required to be withheld by federal, state or local governments.

10.  AMENDMENT AND TERMINATION

     The company reserves the right, in its sole discretion, to discontinue or completely terminate the program at any time. If the program is discontinued with respect to future deferrals, participants' account balances shall be distributed on the distribution dates elected by them, unless the administrator designates an earlier distribution date. As of the date designated by the administrator following the date of complete termination, each participant shall receive distribution of his entire deferral account balance as if his elected distribution dates had occurred. The program may be amended by a written instrument executed by the company, provided that an amendment of the program may not reduce the balance in a SCA Participant's deferral account as of the date the amendment is adopted.